                                                                    Exhibit 3.70
                            ARTICLES OF ASSOCIATION
                            -------- -- -----------

                                      OF

                           BURLINGTON WILSONS, INC.
                           ---------- -------- ----

          The undersigned, being a natural person who has attained at least the age of majority and being a resident of the State of Vermont and acting as the incorporator for the purpose of organizing a corporation pursuant to the provisions of the Vermont Business Corporation Act, does hereby adopt the following Articles of Association and does hereby certify that:

          FIRST:  The name of the corporation (hereinafter called the
          -----
"corporation") is BURLINGTON WILSONS, INC.

          SECOND:  The duration of the corporation shall be perpetual.
          ------

          THIRD:  The purposes for which the corporation is formed are as
          -----
follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c)  franchises, licenses, grants, and concessions.

          To have all of the powers conferred upon corporations organized under the Vermont Business Corporation Act.

          FOURTH:  The aggregate number of shares which the corporation shall
          ------
have authority to issue is one hundred, all of which are without par value and are of the same class and are to be Common shares.

          FIFTH:  1.  In lieu of setting forth provisions in these Articles of
          -----
Association in respect of restrictions on the transfer of shares of the corporation, such provisions may be set forth in the By-Laws of the corporation or in a written agreement or written agreements of the parties involved.

          2. Whenever the corporation shall be engaged in the business of exploiting natural resources, dividends may be declared and paid in cash out of the depletion reserves at the discretion of the Board of Directors and in conformity with the provisions of the Vermont Business Corporation Act.

          3. The Board of Directors of the corporation may, from time to time, and in conformity with the provisions of the Vermont Business Corporation Act, distribute to its shareholders out of capital surplus of the corporation a portion of its assets in cash or property.

          4. In addition to the authority otherwise conferred by the Vermont Business Corporation Act, the corporation may purchase its own shares out of unreserved and unrestricted capital surplus available therefor to the extent permitted by, and in conformity with, the provisions of said Act.

          5. The corporation shall, to the fullest extent permitted by the Vermont Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Act from and against any and all expenses or other matters referred to or covered by said Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other provisions of these Articles of Association or under any By-Law or resolution adopted after notice by the shareholders entitled to vote.

          6. One or more or all of the directors may be removed for cause or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote represented at a meeting at which a quorum is present. The Board of Directors shall have the power to suspend directors pending a final determination that cause exists for removal.

          SIXTH:  The address of the initial registered office of the
          -----
corporation in the State of Vermont is c/o United States Corporation Company, 159 State Street, Montpelier 05602, County of Washington; and the name of the initial registered agent of the corporation at such address is United States Corporation Company.

          SEVENTH:  The number of directors constituting the initial Board of
          -------
Directors of the corporation is five.

          The name and the address of each of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders or until their successors be elected and qualify, are as follows:

     NAME                            ADDRESS
     ----                            -------

     Joel N. Waller                  7401 Boone Avenue North
                                     Brooklyn Park, MN 55428

     Michael A. Friedheim            One Theall Road
                                     Rye, New York 10580

     Denise Tolles                   One Theall Road
                                     Rye, New York 10580

     Arthur V. Richards              One Theall Road
                                     Rye, New York 10580

     Shahid Quraeshi                 One Theall Road
                                     New York 10580

          EIGHTH:  The name and the address of the incorporator are as follows:
          ------

     NAME                            ADDRESS
     ----                            -------

     Richard L. Brock                159 State Street
                                     Montpelier, Vermont 05602

     Signed in duplicate on Jan. 29, 1991.


                              /s/ Richard L. Brock
                              --------------------------------
                              Richard L. Brock, Incorporator

                             ARTICLES OF AMENDMENT
                                      OF
                            ARTICLES OF ASSOCIATION
                                      OF
                           BURLINGTON WILSONS, INC.


          I, the undersigned, Douglas J. Treff, the Vice President of Burlington Wilsons, Inc., a Vermont corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to
Section 10.03 of the Vermont Business Corporation Act by written authorization of the Board of Directors and sole shareholder entitled to vote on an amendment to the Articles of Association of the Corporation, dated October 31, 1996. The Corporation has 100 shares of Common Stock (the "Common Stock") outstanding.
The Common Stock is the only capital stock that the Corporation has outstanding. The Corporation's sole shareholder voted all of the Common Stock in favor of the proposed amendment to the Articles of Association in a written action in lieu of a meeting. The number of shares of Common Stock voted in favor of the amendment to the Articles of Association was sufficient for approval of such amendment.

          Article FIRST of the Articles of Association of the Corporation be and hereby is amended to read in its entirety as follows:

          "FIRST:  The name of the corporation (hereinafter called the
           -----
"corporation") is Wilsons Leather of Vermont Inc."

          IN WITNESS WHEREOF, I have subscribed my name this 31st day of October, 1996.


                                          /s/ Douglas J. Treff
                                          ------------------------------
                                          Douglas J. Treff